UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2014

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement

Unit Purchase Agreement

General

On November 7, 2014, JetPay Corporation (“JetPay” or the “Company”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with ACI Merchant Systems, LLC (“ACI” or “Borrower”) and Michael Collester and Cathy Smith, pursuant to which the Company acquired all of the outstanding equity interests of ACI from Michael Collester and Cathy Smith. ACI is an independent sales organization specializing in relationships with banks, credit unions, and other financial institutions, as well as industry association relationships. The acquisition of ACI provides the Company with additional expertise in selling debit and credit card processing services into this channel, as well as a base operation to sell its payroll and related payroll tax processing and payment services to its clients and provides the Company the ability to cross-market its payroll payment services and its prepaid card services to ACI’s customer base.

Consideration

In connection with the closing, the Company paid an aggregate of $11.1 million in cash, subject to adjustment as set forth herein, and issued 2.0 million shares of its common stock, par value $0.001 per share (“Common Stock”), to the members of ACI with a value of approximately $3.7 million on the date of acquisition. The ACI unitholders are entitled to receive additional cash consideration of $1.2 million on April 10, 2015 and a further cash payment of $1.2 million on April 10, 2016. The $2.4 million of deferred consideration will be recorded at the estimated fair value of these future payments utilizing an appropriate discount rate. Additionally, ACI’s unitholders are entitled to earn up to an additional $500,000 based on the net revenue of ACI for the twelve month periods ending October 31, 2015 and 2016.

Non-Compete

Michael Collester and Cathy Smith agreed that, from the closing date for a period of three years, they will not, nor will they permit any of their affiliates to directly or indirectly engage in any competing business in the United States or engage in certain activities in competition with the business of JetPay, ACI or their subsidiaries.

Representations, Warranties and Covenants of the Parties

The Unit Purchase Agreement contains customary representations, warranties and covenants of the parties. Subject to certain exceptions, the representations and warranties of the parties contained in the JetPay Agreement will survive until the 12-month anniversary of the closing. The representations, warranties and covenants contained in the Unit Purchase Agreement are qualified by information in confidential disclosure schedules delivered together with the Unit Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Unit Purchase Agreement. Accordingly, the representations, warranties and covenants should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules.

Additionally, the parties have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation and similar matters.

Indemnification

The Unit Purchase Agreement provides the parties standard indemnification rights with respect to breaches of the agreement. Except for certain of ACI’s representations and warranties (including as to tax matters and certain “fundamental representations”), no indemnification amounts will be payable with respect to breaches of the representations and warranties unless and until the aggregate amount of all indemnifiable damages otherwise payable exceeds $100,000, at which point JetPay and ACI can recover for damages incurred in excess of such amount, and the maximum amount of indemnifiable damages recoverable with respect to such claims shall not exceed $2.5 million . All other claims for indemnification, except for claims related to indemnifiable taxes, fraud or intentional misrepresentation and tax-related representations and warranties are capped at $10.0 million.

The foregoing description of the Unit Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in its entirety by reference to Exhibits 2.1 and incorporated by reference herein.

Loan and Security Agreement

On November 7, 2014, ACI, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Metro Bank as the lender for a term loan with a principal amount of $7.5 million. Amounts outstanding under the term loan will accrue interest at a rate of 5.25% per annum. The loan matures on November 7, 2021 and amortizes in equal monthly installments over six years beginning in the month following the first anniversary of the Loan and Security Agreement.

The term loan is guaranteed by the Company and AD Computer Corporation (“ADC”), dba JetPay Payroll, and is secured by all the assets of ACI, an assignment of an equity interest in ACI’s merchant residual contracts, as well as a pledge by JetPay of its equity interest in ACI. The Loan and Security Agreement contains affirmative and negative covenants, including limitations on the incurrence of indebtedness, liens, transactions with affiliates and other customary restrictions for loans of this type and size. The Borrower is also subject to financial covenants related to their debt coverage ratio, total leverage ratio during the term of the loan and certain minimum Earnings before Interest, Taxes, Depreciation, and Amortization in 2015. The term loan may be prepaid at the option of the Borrower without any premium or penalty and is subject to mandatory prepayments upon certain asset sales, casualty events, and incurrence of indebtedness and issuance of capital stock.

In connection with the Loan and Security Agreement, ACI entered into an Advisory Agreement dated as of November 7, 2014, pursuant to which ACI agreed to pay JetPay $40,000 per month, for certain advisory services JetPay will provide ACI. The Advisory Agreement has a term of ten years.

In order to use the proceeds of the Loan and Security Agreement to fund a portion of the proceeds due pursuant to the ACI Agreement, on November 7, 2014, JetPay executed a promissory note (the “Intercompany Note”) in favor of ACI in the amount of $7.5 million. All principal and interest is due on November 7, 2021. Interest on amounts due on the Intercompany Note at the Applicable Federal Rate as required by Section 7872(f)(2)(B) of the Internal Revenue Code. The Intercompany Note is prepayable in full or in part at any time without penalty.

The foregoing descriptions of the Loan and Security Agreement, Advisory Agreement and Intercompany Note and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Loan and Security Agreement, Advisory Agreement and Intercompany Note attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Indemnification Agreements

In connection with the consummation of the Unit Purchase Agreement, the Company entered into indemnification agreements with each of Michael Collester and Cathy Smith, which are attached hereto as Exhibits 10.4 and 10.5, respectively and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The disclosure set forth in Item 1.01 under the heading “Unit Purchase Agreement” is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 under the heading “Loan and Security Agreement” is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities

Flexpoint

As previously disclosed, on August 22, 2013, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Flexpoint Fund II, L.P. (“Flexpoint”) pursuant to which the Company agreed to sell to Flexpoint, and Flexpoint agreed to purchase, upon the satisfaction or waiver of certain conditions, up to 133,333 shares of Series A Convertible Preferred Stock, par value $0.001 (“Series A Preferred”) for an aggregate purchase price of up to $40 million. The description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which was included in the Company’s Current Report on Form 8-K filed on August 23, 2013.

On November 7, 2014 (the “Closing”), pursuant to the Securities Purchase Agreement, the Company issued 20,000 shares of Series A Preferred to Flexpoint for an aggregate of $6.0 million. The Company was not able to satisfy one of the conditions to closing of the Series A Preferred Purchase as a result of a previous judgment against it in favor of EarlyBirdCapital, Inc. Although Flexpoint agreed to waive this condition, for any subsequent closing of the Series A Preferred, the Company will need to seek a waiver of the failure of this condition from Flexpoint.

The Series A Preferred is convertible into shares of Common Stock. Any holder of Series A Preferred may at any time convert such holder’s shares of Series A Preferred into that number of shares of Common Stock equal to the number of shares of Series A Preferred being converted multiplied by $300 and divided by the then-applicable conversion price, which initially will be $3.00. If at any time after the issuance, subject to certain exceptions, the Company issues shares of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price, the conversion price will be adjusted downward as set forth in the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”). The conversion price of the Series A Preferred is also subject to downward adjustment in the case of indemnification claims made by Flexpoint against the Company pursuant to the Securities Purchase Agreement. Additionally, the holders of a majority of the outstanding shares of Series A Preferred can elect to force conversion of all outstanding shares of Series A Preferred by providing written notice to the Company of such election.

Based upon certain representations of Flexpoint made in the Securities Purchase Agreement, the issuance of the Series A Preferred to Flexpoint was consummated in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

ACI Unitholders

On November 7, 2014, in connection with the consummation of the Unit Purchase Agreement, the Company issued 2.0 million shares of Common Stock to the members of ACI with a value of approximately $3.7 million on the date of acquisition.

Based upon certain representations the members of ACI made to the Company, the issuance of the Common Stock to the members of ACI was consummated in reliance upon Rule 505 of Regulation D of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The historical financial information required by this Item 9.01(a) related to the acquisition referenced in Item 2.01 above is not included in this Current Report on Form 8-K. The historical financial information will be filed by an amendment to this report no later than 71 calendar days after the date of this report.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) related to the acquisition referenced in Item 2.01 above is not included in this Current Report on Form 8-K. The pro forma financial information will be filed by an amendment to this report no later than 71 calendar days after the date of this report.

(c)	Exhibits

Exhibit No.	Description

2.1	Unit Purchase Agreement, dated as of November 7, 2014, by and between JetPay, ACI, Michael Collester and Cathy Smith.

10.1	Loan and Security Agreement, dated as of November 7, 2014, by and between ACI, JetPay and Metro Bank.

10.2	Advisory Agreement, dated as of November 7, 2014, by and between JetPay and ACI.

10.3	Promissory Note, dated as of November 7, 2014, made by JetPay Corporation in favor of ACI.

10.4	Indemnification Agreement, dated as of November 7, 2014, by and between JetPay and Michael Collester.

10.5	Indemnification Agreement, dated as of November 7, 2014, by and between JetPay and Cathy Smith.

99.1	Press Release dated November 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2014
JETPAY CORPORATION

	By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Unit Purchase Agreement, dated as of November 7, 2014, by and between JetPay, ACI, Michael Collester and Cathy Smith.

10.1	Loan and Security Agreement, dated as of November 7, 2014, by and between ACI, JetPay and Metro Bank.

10.2	Advisory Agreement, dated as of November 7, 2014, by and between JetPay and ACI.

10.3	Promissory Note, dated as of November 7, 2014, made by JetPay Corporation in favor of ACI.

10.4	Indemnification Agreement, dated as of November 7, 2014, by and between JetPay and Michael Collester.

10.5	Indemnification Agreement, dated as of November 7, 2014, by and between JetPay and Cathy Smith.

99.1	Press Release dated November 10, 2014.